Exhibit 99.1

       Volt Information Sciences Announces First Quarter Results

    NEW YORK--(BUSINESS WIRE)--March 8, 2005--Volt Information Sciences, Inc. (NYSE: VOL) today reported financial results for the Company's first quarter ended January 30, 2005.
    Volt will conduct a conference call webcast at 11:00 A.M. (EST) today to discuss first quarter results. The conference call dial-in number is 1-888-664-9852 (Domestic) or 1-517-319-9392 (International),
passcode: First Quarter. The conference call will be broadcast live over the Internet and can be accessed for the next 30 days at http://www.volt.com/investor/press_release.cfm.

    FIRST QUARTER RESULTS

    Attached is a summary of the Company's results of operations and notes thereto. The notes are an integral part of the summary.
    For the first quarter of fiscal 2005, ended January 30, 2005, the Company reported a net loss of $0.8 million, or $0.05 per share, compared to a loss of $1.2 million, or $0.08 per share in the fiscal 2004 first quarter. Net sales increased by 20% to $497.8 million, compared to $414.0 million in last year's comparable quarter.
    Income before minority interest and income taxes increased to $0.2 million in the quarter compared to a loss of $1.9 million in the comparable fiscal 2004 quarter.
    Commenting on the results, Mr. William Shaw, Chairman and President of Volt, stated: "Although the Company experienced the historical first quarter pattern of lowered results, due to the number of holidays and customer closings during the Christmas/New Year period, the twenty percent increase in sales compared to last year's first quarter and the comparable increase in segment operating profits of over three million dollars is a strong indication of our continued improvement in both revenue and profitability. Of particular note, is the successful integration of the Nortel DOS business and the extremely strong contribution of the Computer Systems segment."

    STAFFING SERVICES

    Net sales for this segment increased by 21% to $420.3 million compared to the fiscal 2004 first quarter, while operating profit increased to $2.5 million from $1.4 million. All of this segment's increase in profitability was due to improved results in traditional technical staffing, which increased operating profit by $1.4 million over the 2004 first quarter, offset by slightly lower results in the Administrative and Industrial and project management businesses. Gross margins in both the latter two divisions remain under pressure, with the margins for both showing some decline.

    COMPUTER SYSTEMS

    Both the Maintech Division and Information Systems Division of this segment produced strong growth in revenue and operating profit compared to 2004 first quarter. Revenue for the Information Systems Division more than doubled, while operating profit increased by 68%, fueled by a $6.0 million growth in transaction revenue for operator services and the additional revenue resulting from the acquisition of the Nortel DOS business.

    TELEPHONE DIRECTORY

    The $0.5 million reduction in operating profit for this segment compared to the fiscal 2004 first quarter was primarily the result of decrease operating profit of the DataNational directory publishing division and a loss incurred in Uruguay compared to a profit in last year's first quarter, partially offset by an increase in operating profit for the Directory Production division. The decrease for Data National was the result of a different mix of directories published in the quarter with lower gross margins than those published in the first quarter of 2004. The increase in operating profit for the Directory Production unit was primarily the result of revenue from the implementation and customer acceptance of a system installation.

    TELECOMMUNICATIONS SERVICES

    This segment continues to operate under the burden of decreased spending by most of its customers and greater competition for the work that is available. The decrease in sales compared to the fiscal 2004 first quarter of more than $4.5 million and a reduction of gross margins resulted in an increased operating loss for the quarter of $0.5 million. The fiscal 2004 first quarter included a non-recurring $1.3 million charge related to a domestic consulting contract. The primary reason for the increased loss was the reduction in revenue and the $0.6 million loss incurred by the Business Systems division, which in the first quarter of 2004 produced an operating profit of $1.2 million. The present strategy of the Segment is focused on a build up of work in Voice over IP and other wireless work, on which many telecommunications companies and cable companies are budgeting substantial expenditures, and a continued effort to reduce overhead.

    GENERAL CORPORATE EXPENSES

    Increases in expenses for Sarbanes Oxley Act compliance, professional fees, management compensation and disaster recovery requirements were primarily responsible for the $0.7 million increase in general corporate expenses. These expenses were 1.67% of total net sales for the fiscal 2005 quarter, compared to 1.83% for the 2004 first quarter.

    LIQUIDITY

    Cash and cash equivalents, excluding restricted cash, increased to $53.6 million at January 30, 2005 from $44.3 million at October 31, 2004. At January 30, 2005, the Company had sold a continuing participating interest in accounts receivable of $60.0 million under its securitization program and had the ability to finance up to an additional $90.0 million under the facility, which unless extended, expires in April 2006.
    In addition, the Company may borrow under a $30.0 million revolving credit facility, under which borrowings are limited by a specific borrowing base. At January 30, 2005, the Company had borrowed
1.5 million British pounds ($2.8 million), under this facility. The Company is in discussions with its banks to extend the credit facility which currently expires in April 2005.

    Volt Information Sciences, Inc. is a leading national provider of Staffing Services and Telecommunications and Information Solutions with a Fortune 100 customer base. Operating through a network of over 300 Volt Services Group branch offices, the Staffing Services segment fulfills IT and other technical, commercial and industrial placement requirements of its customers, on both a temporary and permanent basis. The Telecommunications and Information Solutions businesses, which includes the Telecommunications Services, Computer Systems and Telephone Directory segments, provide complete telephone directory production and directory publishing; a full spectrum of telecommunications construction, installation and engineering services; and advanced information and operator services systems for telephone companies. For additional information, please visit the Volt's web site at http://www.volt.com.

    This press release contains forward-looking statements which are subject to a number of known and unknown risks, including general economic, competitive and other business conditions, the degree and timing of customer utilization and the rate of renewals of contracts with the Company, that could cause actual results, performance and achievements to differ materially from those described or implied in the forward-looking statements. Information concerning these and other factors that could cause actual results to differ materially from those in the forward-looking statements is contained in Company reports filed with the Securities and Exchange Commission. Copies of the Company's latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission and the New York Stock Exchange, are available without charge upon request to Volt Information Sciences, Inc., 560 Lexington Avenue, New York, New York 10022, 212-704-2400, Attention:
Shareholder Relations. These and other SEC filings by the Company are also available to the public over the Internet at the SEC's website at http://www.sec.gov and at the Company's website at http://www.volt.com in the Investor Information section.

                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
                         SUMMARY OF OPERATIONS
                              (UNAUDITED)

                                             FIRST QUARTER ENDED
                                     January 30,        February 1,
                                            2005               2004(1)
                                     ----------------- ---------------

                              (In thousands, except per share amounts)

Net sales                               $497,835             $413,959
                                     ================= ===============


Income before minority
 interest and income taxes                  $208              ($1,898)
Minority interest - Note A                (1,494)                   -
                                     ----------------- ---------------
Loss before income taxes                  (1,286)              (1,898)
Income tax benefit                           478                  745
                                     ----------------- ---------------
Net loss                                   ($808)             ($1,153)
                                     ================= ===============


                                                Per Share Data

Net loss per share-basic and
 diluted                                  ($0.05)              ($0.08)
                                     ================= ===============

Weighted average number of
 shares outstanding                       15,291               15,222
                                     ================= ===============


(1) As previously announced, the Company has restated its previously issued financial statements for the first two quarters of fiscal year 2004 as a result of inappropriate application of accounting principles for revenue recognition by its telephone directory publishing operation in Uruguay. Accordingly, sales have been increased by $1.3 million and the net operating loss has been reduced by $0.4 million for the three months ended February 1, 2004.

                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)

                                            FIRST QUARTER ENDED
                                           January 30,  February 1,
                                                  2005         2004(1)
                                     ----------------- ---------------
                                          (Dollars in thousands)

Net Sales
---------
Staffing Services-Note B
  Traditional staffing                        $414,094       $342,676
  Managed services                             297,432        238,098
                                     ----------------- ---------------
  Total gross sales                            711,526        580,774
  Less non-recourse managed services          (291,193)      (233,133)
                                     ----------------- ---------------
  Net Staffing Services sales                  420,333        347,641
Telephone Directory                             15,704         15,849
Telecommunications Services                     25,204         29,896
Computer Systems                                41,194         24,095
Elimination of intersegment sales               (4,600)        (3,522)
                                     ----------------- ---------------

Total Net Sales                               $497,835       $413,959
                                     ================= ===============

Income (loss) before Minority Interest
 and Income Taxes:
--------------------------------------
Staffing Services                               $2,453         $1,391
Telephone Directory                              2,107          2,599
Telecommunications Services                     (2,429)        (1,902)
Computer Systems                                 7,514          4,523
                                     ----------------- ---------------
Total segment operating profit                   9,645          6,611

Interest income and other (expense)
 income, net                                      (456)          (516)
General corporate expenses                      (8,307)        (7,560)
Interest expense                                  (512)          (457)
Foreign exchange gain, net                        (162)            24
                                     ----------------- ---------------

Income (loss) before Minority
 Interest and Income Taxes                        $208        ($1,898)
                                     ================= ===============


(1) As previously announced, the Company has restated its previously issued financial statements for the first two quarters of fiscal year 2004 as a result of inappropriate application of accounting principles for revenue recognition by its telephone directory publishing operation in Uruguay. Accordingly, sales have been increased by $1.3 million and the loss before minority interest and income taxes has been reduced by $0.6 million for the three months ended February 1, 2004.



                    VOLT INFORMATION SCIENCES, INC.
                           AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEET DATA
                              (Unaudited)

                                          January 30,     October 31,
                                                 2005            2004
                                    ------------------ ---------------
Assets                                      (Dollars in thousands)
 Current Assets
  Cash and cash equivalents,
   including restricted cash of
   $32,544 (2005) and $43,722 (2004)
   - Note B                                   $86,164         $88,031
  Short-term investments                        3,943           4,248
  Trade receivables, net-Note C               389,887         409,130
  Inventories                                  32,736          32,676
  Recoverable income taxes                      2,563               -
  Deferred income taxes                         9,488           9,385
  Prepaid and other assets                     13,352          14,847
                                    ------------------ ---------------
 Total Current Assets                         538,133         558,317

 Property, plant and equipment, net            83,742          85,038
 Deposits and other assets                      1,617           1,539
 Goodwill                                      29,144          29,144
 Other intangible assets, net                  15,722          15,998
                                    ------------------ ---------------
 Total Assets                                $668,358        $690,036
                                    ================== ===============

Liabilities and Stockholders' Equity
 Current Liabilities
  Notes payable to bank                        $7,384          $7,955
  Current portion of long-term debt               408             399
  Accounts payable                            179,287         192,163
  Accrued wages and commissions                49,053          54,200
  Accrued taxes other than income
   taxes                                       22,236          17,729
  Other accruals                               32,024          36,036
  Deferred income and other
   liabilities                                 36,766          36,909
  Income taxes payable                              -           4,270
                                    ------------------ ---------------
 Total Current Liabilities                    327,158         349,661

 Accrued insurance                                 79              86
 Long-term debt                                15,511          15,588
 Deferred income taxes                         11,258          11,764
 Minority interest-Note A                      37,914          36,420

 Stockholders' Equity                         276,438         276,517
                                    ------------------ ---------------
 Total Liabilities and Stockholders'
  Equity                                     $668,358        $690,036
                                    ================== ===============

           VOLT INFORMATION SCIENCES, INC. AND SUBSIDIARIES
              SUMMARY OF RESULTS OF OPERATIONS BY SEGMENT
                              (UNAUDITED)


A - On August 2, 2004, Volt Delta Resources, LLC ("VoltDelta"), a wholly-owned subsidiary of the Company, closed a Contribution Agreement signed with Nortel Networks, Inc. ("Nortel Networks") on June 11, 2004 under which Nortel Networks contributed certain of the assets (consisting principally of customer base and contracts, intellectual property and inventory) and certain specified liabilities of its directory and operator services ("DOS") business to VoltDelta in exchange for a 24% minority equity interest in VoltDelta. Together with its subsidiaries, VoltDelta is reported as the Company's Computer Systems segment. VoltDelta is using the assets acquired from Nortel Networks to enhance the operation of its DOS business. The acquisition will allow VoltDelta to provide the newly combined customer base with new solutions, and expanded suite of products, content and enhanced services.

B - Under certain contracts with customers, the Company manages the customers' alternative staffing requirements, including transactions between the customer and other staffing vendors ("associate vendors"). When payments to associate vendors are subject to the receipt of the customers' payment to the Company, the arrangements are considered non-recourse against the Company and revenue, other than management fees to the Company, is excluded from sales. Cash restricted to cover such obligations is included in cash and cash equivalents on the January 30, 2005 and October 31, 2004 balance sheets.

C - On April 15, 2002, under a securitization program, the Company, through a 100%-owned consolidated special purpose subsidiary, sold a participation interest of $50.0 million out of an initial pool approximating $162.0 million of receivables to an unaffiliated third party. The outstanding balance of the participation interest sold was $60.0 million at January 30, 2005 and $70.0 million at October 31, 2004. Accordingly, the trade receivables included on the January 30, 2005 and November 2, 2003 balance sheets have been reduced to reflect the $60.0 million and $70.0 million participation interest sold, respectively

    CONTACT: Volt Information Sciences, Inc.
             James J. Groberg and Ron Kochman, 212-704-2400 voltinvest@volt.com